Exhibit 99.1

For Immediate Release

SumTotal Systems Names Hewlett-Packard Veteran Arun Chandra as Chief Executive Officer

MOUNTAIN VIEW, Calif.—October 20, 2008—SumTotal® Systems (Nasdaq: SUMT), the market leader and a global provider of talent development solutions, today announced that its board of directors has named Arun Chandra, 47, as the company’s chief executive officer effective November 1, 2008. In this role, he will be responsible for the company’s operational activities and it is also intended that he will join the board of directors. Chandra brings 23 years of technology leadership experience to this position.

“I’m very excited to lead SumTotal through its next chapter of growth,” commented Chandra. “The company has a great customer base and a strong product portfolio. As the market leader in the fast-growing talent development sector, the team has thoughtfully managed the transition to an on-demand solution provider while continuing to serve customers who prefer a more traditional delivery model. We have a great opportunity to increase shareholder value.”

Chandra is a veteran of Hewlett-Packard where he began his career as a software engineer. During his 20-year tenure at HP, Chandra held many leadership positions, his final as vice president worldwide marketing, strategy & alliances for the Technology Solution Group, a $30 billion enterprise business. Earlier in his career with HP, he served as general manager of several growing businesses including the PC Direct business. He left HP in 2005 to serve as the president and chief executive officer of iPolicy Networks, a network security company.

Most recently, Chandra served as vice president of corporate operations at Unisys where he led the company’s change management efforts. He also managed a broad range of corporate functions including the office of the CTO, corporate strategy & development, worldwide marketing and global alliances, among others.

“Arun is a talented executive who brings the right balance of operational and strategic experience to SumTotal. His strong execution skills and experience growing businesses profitably should enable Arun to drive shareholder value,” said Jack Acosta, non-executive chairman of SumTotal.

Don Fowler, who currently serves as SumTotal’s chief executive officer, will retire on November 1, 2008. Fowler will continue to serve in a part time advisory capacity until December 31, 2008, and will remain on the board of directors thereafter.

“We appreciate the work that Don has done,” Acosta continued. “Under his leadership, SumTotal has shown substantial revenue growth and has consistently generated cash flow from operating activities. Don also developed our long term talent development strategy that included the acquisition of our performance management product and he initiated the transformation of the company toward an on-demand revenue model. Additionally, he strengthened the balance sheet by raising additional capital. The Board thanks Don for his contribution.”

“I truly enjoyed my time as CEO of SumTotal,” said Fowler. “With the help of my exceptional team, I am very proud of what we achieved and we have made great progress along the path that we embarked on three years ago. And I am pleased to turn the reins over to Arun, an executive who I believe can take the company to the next level.”

About SumTotal Systems

SumTotal Systems, Inc. (NASDAQ: SUMT) is the market leader and a global provider of talent development solutions. SumTotal deploys mission-critical solutions designed to drive learning, align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

For Immediate Release

SumTotal and the SumTotal logo are trademarks or registered trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries.

Forward Looking Statements

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the statements regarding the statements about the strength of SumTotal’s business and prospects and new management. These statements represent SumTotal’s expectations or beliefs concerning future events. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to: (i) unknown errors, bugs or defects in SumTotal’s software solutions or the inability to fix such errors, bugs and defects; (ii) the acceptance of SumTotal’s software suite and future product offerings; (iii) the ability to successfully manage and increase growth, both within and outside of the United States, significant current and expected additional competition, and the need to continue to expand product distribution and services offerings; (iv) the actual demand and growth of the market for performance management products and services; (v) the ability to successfully implement SumTotal’s solutions in the future; (vi) the ability to successfully address technological developments and standards; (vii) volatility in the U.S. and worldwide economy and (viii) other events and other important factors disclosed previously and from time to time in SumTotal’s filings with the Securities and Exchange Commission, including the company’s annual report for fiscal year 2007 on Form 10-K filed on March 13, 2008 and its quarterly report on Form 10-Q filed August 5, 2008, The forward-looking statements contained in this release are made as the date of this news release, and SumTotal does not assume any obligation to update such statements to reflect events or circumstances occurring after the date of this release.

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Media Contact:

Lauren Sell, 512-241-2246

lauren.sell@porternovelli.com

Investor Contact:

Gwyn Lauber, 650-934-9584

glauber@sumtotalsystems.com